As filed with the U.S. Securities and Exchange Commission on April 27, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	98-0366361
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)
Noble Corporation Equity Compensation Plan for Non-Employee Directors
(Full Title of the Plan)
Robert D. Campbell
Senior Vice President and General Counsel
Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
(281) 276-6100
(Name, address and Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee (2)
Ordinary Shares, par value $0.10 per share	50,000 shares	$82.20	$4,110,000	$440

(1)	Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Act”), this Registration Statement includes any additional shares of the registrant’s Ordinary Shares that may be issued pursuant to any stock split, stock dividend or similar transaction with respect to these shares.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Act, the offering price and registration fee are based on a price of $82.20 per share, which price is an average of the high and low prices of the Ordinary Shares as reported by the New York Stock Exchange on April 26, 2006.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by Noble Corporation, a Cayman Islands exempted company limited by shares, as successor issuer to Noble Drilling Corporation, a Delaware corporation (“Noble-Delaware”), following a corporate reorganization (the “Reorganization”) that became effective on April 30, 2002. Pursuant to the Reorganization, the “Noble Drilling Corporation Equity Compensation Plan for Non-Employee Directors” was renamed the “Noble Corporation Equity Compensation Plan for Non-Employee Directors” (the “Plan”) and was assumed by us. Our ordinary shares, par value US$0.10 per share (“Ordinary Shares”), are currently issuable under the Plan rather than shares of common stock of Noble-Delaware.
     Noble-Delaware previously filed a Registration Statement on Form S-8 (File No. 333-17407) (the “Prior Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) on December 6, 1996, for the purpose of registering 75,000 shares of Noble-Delaware common stock available for issuance in accordance with the terms of the Noble Drilling Corporation Equity Compensation Plan for Non-Employee Directors. We, as successor issuer to Noble-Delaware, filed Post-Effective Amendment No. 1 to the Prior Registration Statement with the Commission on May 15, 2002 (“Post-Effective Amendment No. 1”). Post-Effective Amendment No. 1 was filed in connection with the Reorganization to reflect (i) the change in the Plan’s name, (ii) the assumption of the Plan by us, (iii) that Ordinary Shares became issuable under the Plan in lieu of Noble-Delaware common stock, and (iv) that we expressly adopted the Prior Registration Statement as our own for all purposes of the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     Effective August 1, 2004, the Plan was amended to, among other things, increase, by an addition of 50,000, the number of Ordinary Shares available for issuance under the Plan. The purpose of this Registration Statement is to register the additional 50,000 Ordinary Shares issuable pursuant to the Plan, including any additional shares which may be issued under the Plan as a result of a stock split, stock dividend or similar transaction with respect to the shares. Except as supplemented by the information set forth below, pursuant to Instruction E of Form S-8, the contents of our Prior Registration Statement, as amended by Post-Effective Amendment No. 1, are incorporated herein by reference.

1

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Opinion and Consent of Maples and Calder
Consent of PricewaterhouseCoopers LLP

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by us with the Commission pursuant to the Exchange Act, are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:
1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 14, 2006;

2.	Our Current Reports on Form 8-K filed on January 6, 2006, February 7, 2006*, February 8, 2006, February 10, 2006*, February 22, 2006, March 6, 2006, March 17, 2006 and April 3, 2006, and on Form 8-K/A filed on March 3, 2006.

3.	The description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on April 26, 2002, as amended by Amendment No. 1 on Form 8-A/A filed on March 14, 2003 and Amendment No. 2 on Form 8-A/A filed on June 10, 2005.

*	Excluding any portions thereof that are deemed to be furnished and not filed.
     In addition, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

Item 8. Exhibits
     The following documents are filed as a part of this Registration Statement or incorporated herein by reference:

Exhibit
No.	Description
4.1*	Memorandum of Association of Noble Corporation (filed as Exhibit 3.3 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278), dated March 13, 2002, and incorporated herein by reference).

4.2*	Articles of Association of Noble Corporation (filed as Exhibit 3.2 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005 and incorporated herein by reference).

4.3*	Specimen Noble Corporation Ordinary Share certificate (filed as Exhibit 3.5 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278), dated March 13, 2002, and incorporated herein by reference).

5.1	Opinion of Maples and Calder, regarding the legality of securities to be issued by Noble Corporation.

10.1*	Noble Corporation Equity Compensation Plan for Non-Employee Directors (filed as Exhibit 4.1 to Noble Drilling Corporation’s Registration Statement on Form S-8 (No. 333-17407), dated December 6, 1996, and incorporated herein by reference).

10.2*	Amendment No. 1, effective as of May 1, 2002, to the Noble Corporation Equity Compensation Plan for Non-Employee Directors (filed as Exhibit 10.1 to Post-Effective Amendment No. 1 to Noble Corporation’s Registration Statement on Form S-8 (No. 333-17407) and incorporated herein by reference).

10.3*	Amendment No. 2 to the Noble Corporation Equity Compensation Plan for Non-Employee Directors, dated February 4, 2005 (filed as Exhibit 10.20 to Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).

*	Incorporated herein by reference as indicated.

SIGNATURES
     Pursuant to the requirements of the U.S. Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on April 26, 2006.

NOBLE CORPORATION
By:	/s/ James C. Day
James C. Day
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the U.S. Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.
     Each person whose signature appears below appoints James C. Day, Mark A. Jackson and Robert D. Campbell, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments thereto (including post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto and all documents in connection therewith with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ James C. Day James C. Day	Chairman and Chief Executive Officer and Director (Principal Executive Officer and Authorized Representative in the United States)	April 26, 2006

/s/ Mark A. Jackson Mark A. Jackson	President and Chief Operating Officer, and acting Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2006

/s/ Michael A. Cawley Michael A. Cawley	Director	April 26, 2006

Signature	Title	Date

/s/ Lawrence J. Chazen Lawrence J. Chazen	Director	April 26, 2006

/s/ Luke R. Corbett Luke R. Corbett	Director	April 26, 2006

/s/ Julie H. Edwards Julie H. Edwards	Director	April 26, 2006

/s/ Marc E. Leland Marc E. Leland	Director	April 26, 2006

/s/ Jack E. Little Jack E. Little	Director	April 26, 2006

/s/ Mary P. Ricciardello Mary P. Ricciardello	Director	April 26, 2006

/s/ William A. Sears William A. Sears	Director	April 26, 2006

INDEX TO EXHIBITS

Exhibit
No.	Description
4.1*	Memorandum of Association of Noble Corporation (filed as Exhibit 3.3 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278), dated March 13, 2002, and incorporated herein by reference).

4.2*	Articles of Association of Noble Corporation (filed as Exhibit 3.2 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005 and incorporated herein by reference).

4.3*	Specimen Noble Corporation Ordinary Share certificate (filed as Exhibit 3.5 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278), dated March 13, 2002, and incorporated herein by reference).

5.1	Opinion of Maples and Calder, regarding the legality of securities to be issued by Noble Corporation.

10.1*	Noble Corporation Equity Compensation Plan for Non-Employee Directors (filed as Exhibit 4.1 to Noble Drilling Corporation’s Registration Statement on Form S-8 (No. 333-17407), dated December 6, 1996, and incorporated herein by reference).

10.2*	Amendment No. 1, effective as of May 1, 2002, to the Noble Corporation Equity Compensation Plan for Non-Employee Directors (filed as Exhibit 10.1 to Post-Effective Amendment No. 1 to Noble Corporation’s Registration Statement on Form S-8 (No. 333-17407) and incorporated herein by reference).

10.3*	Amendment No. 2 to the Noble Corporation Equity Compensation Plan for Non-Employee Directors, dated February 4, 2005 (filed as Exhibit 10.20 to Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).

*	Incorporated herein by reference as indicated.